EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement (this "Agreement") entered into as of September 1, 2000 (the "Effective Date") by and between Dominix, Inc., a Delaware corporation (the "Company"), and Ray Vahab (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the services of the Executive as the Chief Executive Officer and Chairman of the Board of the Company on the terms and conditions provided in this Agreement; and

         WHEREAS, the Executive desires to render such services to the Company on the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

                  1. EMPLOYMENT: During the Term (as hereinafter defined) of this Agreement, the Executive agrees to serve as Chief Executive Officer and Chairman of the Board of the Company, performing such duties and services during the Term and such other duties and services as the Chief Executive Officer of the Company and the Board of Directors of the Company (the "Board") may reasonably request. The Executive hereby accepts such engagement, all upon and subject to the terms and conditions hereinafter set forth.

                  2. TERM: Subject to earlier termination as provided for in
Section 6 hereof, the term of the Executive's employment under this Agreement shall be for the period commencing on the Effective Date and ending on the fifth
(5th) anniversary of the Effective Date. On the fifth and each successive anniversary of the Effective Date, the Term shall be automatically extended for an additional one (1) year period, unless either party gives the other party ninety (90) days' prior written notice of such party's intent not to extend the Term of this Agreement. Termination of the Executive's employment pursuant to this Agreement not resulting from the expiration of the Term shall be governed by the provisions of Section 6 hereof. The term of this Agreement determined pursuant to this Section 2 is hereinafter referred to as the "Term."

                  3. DUTIES: During the Term, the Executive shall devote reasonable attention, time during normal business hours (exclusive of normal holidays, vacations and periods of sickness or disability) and energy to providing the services requested by the Company pursuant to Section 1 hereof. During the Term it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees and manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  4. COMPENSATION:

                           a. BASE SALARY. The Executive shall be entitled to
receive an annual base salary ("Base Salary") payable on a pro rata basis monthly at the beginning of each month or at such other reasonable intervals as the Executive shall request, as follows:


                                  YEAR                   BASE SALARY
                                  ----                   -----------

                                  1                      $195,000

                                  2                      $250,000

                                  3                      $300,000

                                  4                      $400,000

                                  5                      $500,000

                           b. INCENTIVE COMPENSATION. The Company will pay the
Executive annual incentive compensation in cash of between 50% and 100% of the base Salary ("Annual Incentive Compensation"). In calculating Annual Incentive Compensation, the Board shall review the Company's performance in each year of this Agreement and consider the following factors, among others it deems appropriate, in making its determination: the number of contracts generated with educational institutions as a result of the Executive's efforts, the number of contracts generated based upon the Company's law express product and the quantity and dollar value of any merger and/or acquisition transactions completed by the Company in any year.

                           c. BENEFITS. The Executive will be entitled to
participate in all compensation or employee benefit plans (both welfare benefit and retirement benefit plans) practices, policies or programs (whether qualified or unqualified) and receive all benefits and perquisites to which any employees of practice, policy or program established by the Company for employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or practices, policies or programs which may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, car allowance, savings, thrift and profit or accident insurance, disability insurance and contingent compensation plans, including capital accumulation programs, restricted stock programs, stock purchase programs and stock option plans. The Executive will be entitled to five (5) weeks annual paid vacation.

                           d. EXPENSES. The Company will promptly reimburse the
Executive for all reasonable travel or other expenses, including business class air travel and first class hotel accommodations, incurred by the Executive in connection with the performance of his duties and services under this Agreement. The Company will provide the Executive with a Company credit card for use in connection with the foregoing expenses.

                           e. AUTOMOBILE. During the term, the Company shall
lease for the exclusive use of the Executive an automobile to be selected by the Executive, with total company contributions to lease payments not to exceed $600 per month exclusive of insurance and other expenses.

                           f. WITHHOLDING. The Company may directly or
indirectly withhold from any payments under the Agreement all federal, state, district, city or other taxes that shall be required pursuant to any law or governmental regulation.

                  5. DEATH BENEFIT; DISABILITY COMPENSATION; KEY MAN INSURANCE:

                           a. DEATH. In the event of the death of the Executive
during the Term, the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary, Annual Incentive Compensation and accrued amounts under all compensation or employee benefit plans which will be paid on a pro-rated basis for that year in accordance with the applicable provisions of any then existing plan, practice, policy or program established by the Company for employees. The Executive's designed beneficiary will be entitled to receive the proceeds of any live or other insurance or other death benefit programs provided in this Agreement, other than "key man" life insurance benefits.

                           b. DISABILITY. In the event of disability of the
Executive, the Company will continue to pay the Executive during the period of his disability; PROVIDED, HOWEVER, that if the disability continues for a period of three (3) months, the Company may terminate this Agreement. Following such termination, the Company will continue to pay the Base Salary for a period of six (6) months, but shall not be obligated to pay any other compensation, except for earned but unpaid Annual Incentive Compensation awards and any accrued amounts under all compensation of employee benefit plans which shall be payable on a pro-rated basis for the year in which the disability occurs, through the date of termination in accordance with the applicable provisions of any then existing plan, practice, policy or program established by the Company for employees. "Disability" shall be defined as any illness of injury which prevents Executive from performing the essential functions of his employment with reasonable accommodation. The Company shall be responsible for determining the essential functions of Executive's employment consistent with the terms of this Agreement. In the event the Company determines that Executive cannot safely perform one or more essential functions of employment, Executive may request an accommodation that would allow Executive to safely perform the essential functions of Executive's employment despite the disability. The Company shall determine whether or not the accommodation requested is reasonable and whether an alternative reasonable accommodation could be made that would allow Executive to safely perform the essential functions of employment. In the event the Company cannot reasonably accommodate Executive's disability so Executive can safely perform the essential functions of employment, Executive's employment and Company's obligations under this Agreement will terminate pursuant to the terms of this provision. The meaning of the terms "essential functions: and "reasonable accommodation" shall be defined in 29 CFR Part 1630 and related regulations, if any. During the period the Executive is physically and mentally able to do so, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the company to undertake assignments consistent with his prior position with the company and his physical and mental health.

                           c. KEY-MAN INSURANCE; COOPERATION. Upon request by
the Company, the Executive agrees to cooperate with the Company in obtaining "key man" life insurance on the life of the Executive, with death benefits payable to the company. Such cooperation shall include the submission by the Executive to a medical examination and medical history.

                  6. TERMINATION; EFFECTS:

                           a. TERMINATION NOT UPON A CHANGE IN CONTROL. Either
the Company or the Executive may terminate this Agreement on thirty (30) days' prior written notice. If the Company terminates this Agreement pursuant to this
Section 6(a), unless such termination is a Termination With Cause (as hereinafter defined), the Company shall continue to pay the Base Salary to the Executive through the expiration of the Term and shall pay the Executive any accrued amounts under all compensation or employee benefit plans which will be paid on a pro-rated basis for the year through the date of such termination in accordance with the applicable provisions of any then existing plan, practice, policy or program established by the Company for employees. If the Executive suffers a Termination Without Cause (as hereinafter defined) or Constructive Termination (as hereinafter defined) and there has not been a Change in Control (as hereinafter defined) the Company will pay the Executive (a) the Base Salary as in effect at the time of the Termination without Cause or Consecutive Termination until the earlier of the end of the Term (without giving effect to any automatic renewal thereof pursuant to the second sentence of Section 2 hereof), (b) earned but unpaid Annual Incentive Compensation; (c) any earned but unpaid amounts under all compensation or employee benefit plans which will be paid on a pro-rated basis for that year through the date of such termination in accordance with the applicable provisions of any then existing plan, practice, polity or program established by the company for employees; and (d) any of accrued vacation not taken in twelve (12) months preceding such termination. Any amounts payable pursuant to the preceding sentence will be paid in a lump sum at the time of such termination. For six (6) months following such Termination Without Cause or Constructive Termination, the Company shall pay the Executive's major medical health insurance premiums as in effect at the date of termination. The exercisability of stock options granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option plans.

                           c. TERMINATION WITHOUT CAUSE UPON A CHANGE IN
CONTROL. If the Executive suffers a Termination Without Cause or Constructive Termination upon a Change in Control, the Company will pay to the Executive in a lump sum upon such termination, an amount equal to 300% of the Base Salary as in effect at the time of the termination plus 300% of the prior year Annual Incentive Compensation (the "Change in Control Severance Amount"), less any adjustments made pursuant to Section 6(d) hereof. In addition to the foregoing, earned but unpaid Base Salary and Annual Incentive Compensation and any earned but unpaid amounts under all compensation or employee benefit plans through the date of termination will be paid in a lump sum at the time of such termination. For six (6) months following such Termination Without Cause or Constructive Termination the Company shall reimburse the Executive for the cost of the Executive's major medical health insurance premiums as in effect at the date of termination. The exercisability of stock options granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option plans.

                           d. TERMINATION WITH CAUSE; VOLUNTARY TERMINATION. If
the Executive suffers a Termination With Cause whether or not there has been a Change in Control, or in the event of a Voluntary Termination by the Executive of his employment, the Company shall have no continuing obligation for salary, incentive compensation or benefits hereunder. Notwithstanding the foregoing, earned but unpaid Base Salary and Annual Incentive Compensation and any earned but unpaid amounts under all compensation or employee benefit plans through the date of termination will be paid in a lump sum at the time of such termination. The exercisability of stock potions granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option plans.

                           e. CODE SECTION 280G. (i) Anything in this Agreement
to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement of otherwise, but determined without regard to any additional payments required under this Section 6(e) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                                (ii) Subject to the provisions of Section 6(e)
(iii), all determinations required to be made under this Section 6(e), including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment is required and the amount of such Gross-Up payment and the assumptions to be utilized in arriving at such determination, shall be made, at the Executive's sole discretion, by the Company's independent auditor's of such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the company. Any Gross-Up Payment, as determined pursuant to this Section 6(e), shall be paid by the company to the Executive within five(5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this
Section 6(e) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                                (iii) The Executive shall notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. the Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (A) give the Company any information
reasonably requested by the Company relating to such claim,

                                    (B) take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                    (C) cooperate with the Company in good faith
in order effectively to contest such claim and

                                    (D) permit the Company to participate in any
proceedings relating to such claim;

                                    provided, however, that the Company shall
bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(e), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forge any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts ad the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis from any Excise Tax or income tax (including interest of penalties with respect thereto) imposed with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                (iv) If, after the receipt of the Executive of
an amount advance by the Company pursuant to Section 6(e), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the company's complying with the requirements of Section 6(e)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 6(e), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                           f. DEFINITIONS. For purposes of this Section 6, the
following terms shall have the following terms shall have the following meanings:

                                (i) "Change in Control" means any transaction
pursuant to which (a) the Company reorganizes, merges with or into or consolidates with another corporatoin, entity or group, within the meaning of
Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), and the stockholders of the Company immediately prior to such merger reorganization, or consolidation do not own immediately after such merger reorganization, or consolidation at least a majority of the outstanding shares of voting securities of the corporation or other entity that survives such reorganization, merger or consolidation, (b) substantially all of the Company's assets are sold to Persons not controlled by, or under common control with, the company, (c) shares of Voting Securities of the Company are issued or acquired by Persons not controlled by, or under common control with, the Company, (c) shares of Voting Securities of the Company are issued or acquired by Persons not controlled by, or under common control with, the Company, who, acting as a group, have the voting power to elect a majority of the Board, or (d) any other transaction of a similar nature to the foregoing. for purposes of determining whether or not any termination of the Executive's employment was upon a Change in Control, it shall be presumed that any termination within twelve (12) months after consummation of any transaction described in this subparagraph (i) was "upon a Change in Control." Moreover, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to affect a Change in Control, or otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement if shall be presumed that any such Termination was "upon a Change in Control."

                                (ii) "Constructive Termination" means
termination of the Executive's employment as an employee of the Company by the Executive (a) from a declined reassignment of a job that is not the equivalent of his then current position as set forth herein (in responsibility, compensation or geographic area of service); (b) on account of conduct by the Company or the Board that constitutes continuous and material interference by the company or the Board with the Executive's performance of his duties as set forth in Section 3 hereof or the intentional, material breach by the Company of this Agreement; (c) from any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or (d) any failure by the Company to satisfy Section 12 hereof. The Executive shall have a period of one (1) year after termination of his employment to assert against the Company that he suffered a Constructive Termination, and after the expiration of such one (1) year period, the Executive shall be deemed to have irrevocable waived the right to such assertion.

                                (iii) "Termination With Cause" means the
termination of the Executive's employment as an employee of the Company as a result of (a) any intentional illegal conduct which involves Company funds or assets; (b) any intentional, material damage to the property of the Company; (c) conviction of a felony solely related to any theft embezzlement or misappropriation of Company property; or (d) the willful and continued failure of the Executive to carry out substantially all of his duties hereunder, which failure shall continue uncured for a period of forty-five (45) days from the date of written notice to the Executive by the Company specifying such failure.

                                (iv) "Termination Without Cause" means
termination of the Executive's employment by the Company for any reason other than a resignation resulting from a Constructive Termination, death or disability of the Executive or Termination With Cause.

                                (v) "Voluntary Termination" means termination of
the Executive's employment by the Executive for any reason other than under circumstances that constitute Constructive Termination.

                  7. NON-SOLICITATION; NON-COMPETITION: (a) The Executive shall not, at any time during the Term, on behalf of himself or any other person or entity other than the Company, directly or indirectly, solicit (a) the business of any third party with which the Company does business or conducts negotiations with respect to an acquisition or other transaction at any time during the Term, and (b) the employment of any employee, consultant or agent of the Company employed or engaged at any time during the Term.

                           (b) Executive covenants that, during the term of his
employment by the Company, and for a period of one year thereafter, he will not engage directly or indirectly, in, or serve as an employee or consultant to, any Competing Business and shall not lend assistance of any kind to such Competing Business. For the purposes of this Agreement, "Competing Business" shall be deemed to mean any person, firm or corporation (other than an entity which is or hereafter becomes an affiliate of the Company), which within a five hundred
(500) mile geographical radius of the area where the Company maintains its primary corporate offices, is engaged in the development and dissemination of digital data bases over the Internet for use by educational institutions or professional organizations, or soliciting educational institutions or professional organizations for the purpose of providing content, educational or otherwise, to such entities. Executive's ownership or holding, directly or indirectly, of securities constituting less than two percent (2%) of the issued and outstanding securities of any corporation, the securities of which are regularly traded on a national securities exchange or in the over-the-counter market, which would otherwise be prohibited by the foregoing provisions, shall conclusively be deemed not to be in breach of Executive's covenant set forth herein.

                  8. NONDISCLOSURE: The Executive shall not at any time during the Term, and for a period of one (1) year thereafter, except on behalf of the Company and in the course of the performance of his duties hereunder, divulge, furnish or make available to anyone any knowledge or information relating to the Company, including, without limitation, information relating to the Company's business plan and projections, market and industry research records and data, target companies, operations, assets, liabilities and marketing, operating, purchasing and accounting procedures of the Company, its business model or the target companies ("Confidential Information"). Any information which at or prior to the time of disclosure by the Executive was generally available to the public through no breach or this Section 8 shall not be deemed Confidential Information for purposes this Section 8, and the restrictions in this Section 8 shall not apply thereto.

                  9. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to a successor organization in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company and shall require any such successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, in which case the term "Company" shall mean such successor.

                  10. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a certified post-paid envelope, or sent via confirmed facsimile, addressed to the respective parties stated below, or to such changed address, person's attention or facsimile number as such party may fix by notice as aforesaid:

                  To the Company:           Dominix, Inc.
                                            142 West 36th Street
                                            2nd Floor
                                            New York, NY 10018

                  with copy to:             William P. Ruffa, Esq.
                                            Ruffa & Ruffa, P.C.
                                            150 East 58th Street
                                            New York, NY 10155

                  To the Executive:        Mr. Ray Vahab
                                           345 East 93rd Street
                                           Apt. 2-K
                                           New York, NY 10128

                  with copy to:            Louis Zlotolow, Esq.
                                           888 Seventh Avenue
                                           New York, NY


                  11. GOVERNING LAW; CONSENT TO JURISDICTION: This Agreement and all performance hereunder shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within each state. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  12. ENTIRE AGREEMENT: This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any verbal or written agreements between the Company and the Executive.

                  13. WAIVER, MODIFICATION: No waiver or modification of this Agreement or of any covenant, condition or limitation contained herein shall be valid or effective unless it is in writing and duly executed by the Company and the Executive. No failure or delay by either the company or the Executive in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or the Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising the rights or remedies contained herein, or any other rights or remedies granted by any law or any related document.

                  14. COUNTERPARTS; FACSIMILE SIGNATURE: This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  15. FULL SETTLEMENT: The Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counter claim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amount

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

shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Executive as to the validity or enforceability of, or liability under, any provision of this Agreement,





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                  IN WITNESS WHEREOF, the Executive has signed his name and the
Company, by the signature of its duly authorized officer, has executed this Agreement, as of the day and year first written above.


                                         COMPANY:

                                         DOMINIX, INC.:



                                         By:_________________________________
                                         Name:
                                         Title:


                                         EXECUTIVE:


                                         /S/ Ray Vahab
                                         -----------------------------------
                                         Name:  RAY VAHAB